Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports First Quarter Results

Profit Expansion Driven By Revenue Growth

PORTSMOUTH, N.H. – October 27, 2004 – Bottomline Technologies (NASDAQ: EPAY), a leading global technology provider of Financial Business Process Management (fBPM) software and services, today reported financial results for the first quarter ended September 30, 2004.

Revenues for the first quarter were $21.7 million compared with $16.9 million in the first quarter of last year. Net income for the first quarter was $679,000, or net income per share of $0.04, compared with a net loss of $2.1 million and a net loss per share of $0.13 in the first quarter of last year, representing a $2.8 million improvement in operating results.

During the first quarter, operating expenses of $11.8 million included net acquisition-related charges of $894,000, which represented amortization of intangible assets of approximately $886,000, and stock compensation expense of $8,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the first quarter was $1.6 million, or pro forma net income per share of $0.09, compared with pro forma net income per share of $0.02 in the first quarter of last year. The first quarter pro forma operating results represent an over $1.3 million improvement from the same period last year.

BACSTEL-IP, the new electronic payment standard for the UK, continued to show momentum with 146 new solution deals during the quarter as compared with 113 orders closed last quarter. In addition, the BACSTEL-IP subscription service launched in April was an immediate success with over 400 live clients licensing the product on a subscription basis.

“I am pleased with the results of the first quarter, the continued acceleration of profitability, and the increases in our backlog and cash balances” said Joe Mullen, CEO of Bottomline. “Our growth strategy in Europe is on track with significant future opportunities in the quarters ahead. Our rollout of the Legal eXchange at AIG is going well and on plan. Finally, our key account efforts have produced several major pipeline opportunities.”

Bottomline has presented non GAAP financial measures in the form of pro forma results as part of this earnings release since this information excludes certain non-cash items and management believes it is a more accurate measurement of Bottomline’s overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company’s business and the company uses these same measures internally to establish budgets and operational goals, to manage its business and to evaluate the

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performance of the company. The presentation of this information should not be considered in isolation to, or as a substitute for, the results presented in accordance with GAAP. A reconciliation of the GAAP net income (loss) to the pro forma results for the periods ending September 30 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2004	2003
GAAP Net Income (Loss)	$679	$(2,145)
In-process Research and Development	—	789
Amortization of Intangible Assets	886	1,611
Stock Compensation Expense	8	13

Pro forma Net Income	$1,573	$268

Customer Highlights:

•	Received 146 new orders during the quarter for Bottomline’s BACSTEL-IP software solutions were received from leading UK-based organizations such as Deutsche Bank, Deloitte & Touche and Barclays Asset Finance. BACSTEL-IP is the new electronic payment standard for the UK and businesses are required to upgrade to this new standard by the end of 2005.

•	Announced that Bottomline has over 400 live clients using its BACSTEL-IP subscription service. The service, which was launched in April 2004, allows small to medium sized companies to purchase Bottomline’s BACSTEL-IP software for a monthly fee.

•	Chosen by leading companies such as Metropolitan Life Insurance Co., Tiffany & Company, Kaiser Permanente and Suntrust Banks, Inc. to deliver financial business process management solutions.

•	Implemented several additional AIG lines of business on the Legal eXchange service, continuing the ramp of the product within AIG.

Corporate and Product Highlights:

•	Released Legal eXchange® v4.5. This new version lets corporations and their outside counsel set budgets for individual matters; review, adjust, escalate and approve invoices against those budgets online; and view comprehensive reports.

•	Launched Create!form® v6.0, a feature-rich update to Bottomline’s document output management software. This new version features an updated user interface, enhanced print performance, dynamic document repagination and many more additions that can help save time and resources while maximizing the value of existing data.

•	Introduced the WebSeries® Investment Funds Processor (IFP) module at a recently held SWIFT forum in Luxembourg. The IFP module provides European transfer agents with the ability to straight-through-process incoming order messages from funds distributors and immediately supplies the distributors with settlement confirmations.

•	Announced the promotion of Rob Eberle to President and Kevin Donovan to Chief Financial Officer.

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Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. today. Please see the corresponding advisory issued October 18, 2004 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the website following the call.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) is a leading global technology provider of financial Business Process Management (fBPM) solutions. Bottomline’s comprehensive set of fBPM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. fBPM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking, Information Reporting, and Document Output Management. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

This press release may contain forward-looking statements that involve risks and uncertainties, including statements regarding expected benefits of use of the Company’s products and future growth or results. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, please see our quarterly and annual reports on file with the SEC.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,
	2004	2003
Revenues:
Software licenses	$3,662	$2,629
Service and maintenance	14,624	10,448
Equipment and supplies	3,461	3,794

Total revenues	21,747	16,871

Cost of revenues:
Software licenses	712	270
Service and maintenance	5,814	4,448
Equipment and supplies	2,644	3,019

Total cost of revenues	9,170	7,737

Gross profit	12,577	9,134

Operating expenses:
Sales and marketing	5,522	4,219
Product development and engineering:
Product development and engineering	2,275	2,313
Stock compensation expense	8	13
In-process research and development	—	789
General and administrative	3,106	2,374
Amortization of intangible assets	886	1,611

Total operating expenses	11,797	11,319

Income (loss) from operations	780	(2,185)

Other income, net	57	55

Income (loss) before provision for income taxes	837	(2,130)
Provision for income taxes	158	15

Net income (loss)	$679	$(2,145)

Basic and diluted net income (loss) per share	$0.04	$(0.13)

Shares used in computing net income (loss) per share:
Basic	17,540	16,044
Diluted	18,314	16,044

Pro forma (excluding acquisition-related charges):(1)
Net income	$1,573	$268

Diluted net income per share (2)	$0.09	$0.02

(1)	Pro forma presentation excludes charges for amortization of intangible assets of $886 and $1,611 and amortization of stock compensation expense of $8 and $13, net of tax, for the three months ended September 30, 2004 and 2003, respectively. The pro forma presentation also excludes $789 of expense associated with acquired in-process research and development for the three months ended September 30, 2003.
(2)	Shares used in computing pro forma diluted net income per share were 18,314 and 16,664 for the three months ended September 30, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2004	June 30, 2004
Assets
Current assets:
Cash, cash equivalents and short-term investments	$27,679	$25,015
Accounts receivable	18,384	18,530
Other current assets	4,135	4,533

Total current assets	50,198	48,078

Property and equipment	6,260	6,468
Intangible assets	33,841	34,686
Other assets	807	835

Total assets	$91,106	$90,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,986	$5,327
Accrued expenses	7,070	7,901
Deferred revenue and deposits	18,316	17,586

Total current liabilities	30,372	30,814

Stockholders’ equity
Common stock	18	18
Additional paid-in-capital	175,282	177,205
Deferred compensation	(6)	(14)
Accumulated other comprehensive income	3,038	3,026
Treasury stock	(1,427)	(4,133)
Retained deficit	(116,171)	(116,849)

Total stockholders’ equity	60,734	59,253

Total liabilities and stockholders’ equity	$91,106	$90,067